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                            CERTIFICATE OF INCORPORATION

                                         OF

                                 HONDA FUNDING INC.

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                                    ARTICLE ONE

                        NAME; REGISTERED AGENT; INCORPORATOR

       Section 1.01. The name of the corporation is Honda Funding Inc. (referred to herein as the "Corporation").

       Section 1.02. The name and address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

       Section 1.03. The incorporator of the Corporation is Y. Kohama, whose mailing address is 700 Van Ness Avenue, Torrance, CA 90501.

                                    ARTICLE TWO

                               PURPOSE OF CORPORATION

       Section 2.01. Subject to Section 2.02, the purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

       Section 2.02. Notwithstanding Section 2.01, the purpose of the Corporation is limited to acting as an Independent Member (as such term is defined in Section 2.03) of any limited liability company of which American Honda Finance Corporation ("AHFC") is a member, and activities incident to and necessary or convenient to accomplish such purpose as set forth in such limited liability company's limited liability company agreement.

       Section 2.03. "Independent Member" means a member of a limited liability company formed pursuant to the Delaware Limited Liability Company Act (6 DEL. C. Section 18-101, ET SEQ.) that requires the unanimous consent of its entire board of directors (without any vacancies), including the affirmative vote of at least two Independent Directors (as such term is defined in Section 5.01) before such company may (i) dissolve or liquidate, in whole or in part, or institute proceedings to have itself or any limited liability company of which it is a member adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings

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against it or any limited liability company of which it is a member; (iii)
file a petition seeking, or consent to, reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official as to such corporation or all or a substantial part of its property; (v) make any assignment for the benefit of its creditors; (vi) admit in writing its inability to pay its debts generally as they become due;
(vii) institute, or join in any institution of, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any federal or state bankruptcy or similar law, against any entity in which such corporation holds an ownership interest; or (viii) take any corporate action in furtherance of the actions set forth in clauses (i) through (vii) of this paragraph.

                                    ARTICLE THREE

                                    CAPITAL STOCK

       Section 3.01. The Corporation shall have one class of stock designated as Common Stock, and the total number of shares of stock of that class that the Corporation shall have authority to issue is 100,000 shares of no par stock. No stockholder shall have any preemptive right to acquire additional shares of the Corporation.

                                     ARTICLE FOUR

       Section 4.01.  The duration of the Corporation is perpetual.

                                     ARTICLE FIVE

                                INDEPENDENT DIRECTORS

       Section 5.01. The Corporation shall at all times, except as noted hereafter, have at least two directors (each, an "Independent Director") each of whom is not (i) a director, officer or employee of AHFC or any affiliate of AHFC (other than any limited purpose or special purpose corporation or limited liability company similar to the Corporation); (ii) a person related to any officer or director of AHFC or any affiliate of AHFC; (iii) a direct or indirect holder of more than 10% of any voting securities of AHFC or any affiliate of AHFC; or (iv) a person related to a direct or indirect holder of more than 10% of any voting securities of AHFC or any affiliate of AHFC. In the event of the death, incapacity, resignation or removal of one or more Independent Directors, such that the number of Independent Directors is reduced below two, the board of directors of the Corporation (the "Board of Directors") shall promptly appoint one or more Independent Directors such that the Corporation has at least two Independent Directors. The Board of Directors shall not vote on any matter unless and until at least two Independent Directors have been duly appointed to serve on the Board of Directors.

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                                     ARTICLE SIX

                      LIMITATIONS ON ACTIONS BY THE CORPORATION

       Section 6.01. Notwithstanding any other provision of this certificate of incorporation of the Corporation (the "Certificate") or any provision of law, the Corporation shall not do any of the following:

               (a) engage in any business or activity other than as set forth in Article Two; or

               (b) without the unanimous affirmative vote of the entire Board of Directors (without any vacancies), which must include the affirmative vote of at least two Independent Directors, (i) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent; (ii) consent to the institution of bankruptcy or insolvency proceedings against it; (iii) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy; (iv) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official as to the Corporation or all or a substantial part of its property; (v) make any assignment for the benefit of creditors; (vi) admit in writing its inability to pay its debts generally as they become due; (vii) institute, or join in any institution of, any bankruptcy, insolvency, liquidation, reorganization or arrangement proceedings or other proceedings under any federal or state bankruptcy or similar law, against any entity in which the Corporation holds an ownership interest; or (viii) take any corporate action in furtherance of the actions set forth in clauses (i) through
       (vii) of this paragraph; provided, however, that no director may be required by any stockholder of the Corporation to consent to the institution of bankruptcy or insolvency proceedings against the Corporation so long as it is solvent; or

               (c) without the unanimous affirmative vote of the entire Board of Directors (without any vacancies), which must include the affirmative vote of at least two Independent Directors, take or cause to be taken any of the actions referred to in clauses (i) through (vii) of subparagraph (b) above with respect to any entity of which the Corporation is a partner or a member or any entity of which such partner or member is, in turn, a partner or member (each such entity being referred to as a "Downstream Entity"); or

               (d) without the unanimous affirmative vote of the entire Board of Directors (without any vacancies), merge or consolidate with any other corporation, company or entity, sell all or substantially all of its assets or acquire all or substantially all of the assets, capital stock or other ownership interest of any other corporation, company or entity; or

               (e) without the unanimous affirmative vote of the entire Board of Directors (without any vacancies), which must include the affirmative vote of at least two Independent Directors, (i) amend, modify or terminate or cause to be amended, modified or terminated, the organizational documents of any Downstream Entity, (ii) cause any Downstream Entity to hold property other than in such entity's own name,
       (iii) take any

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       action or cause to be taken any action with respect to the dissolution or winding up of any Downstream Entity, except as permitted in such Downstream Entity's organizational documents, or elect not to continue such Downstream Entity's business; or

               (f) take or cause to be taken any action not otherwise permitted under the organizational documents of any Downstream Entity.

                                    ARTICLE SEVEN

                                   INTERNAL AFFAIRS

       Section 7.01. The Corporation shall insure at all times that (i) it maintains separate corporate records and books of account from those of AHFC, and (ii) except as permitted by contract between the Corporation and AHFC with respect to deposits in certain accounts of collections of receivables of AHFC, or any of its subsidiaries, that were not sold to the Corporation pursuant to an agreement between them, which will be promptly remitted to the owner thereof, none of the Corporation's assets will be commingled with those of AHFC or any of its affiliates.

                                    ARTICLE EIGHT

                                      AMENDMENTS

       Section 8.01. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate, and other provisions authorized by the laws of the State of Delaware may be added in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred on any person by this Certificate in its present form or as hereafter amended are granted subject to the rights reserved in this Article. The Corporation shall not amend, alter, change or repeal any provision of Article Two or Articles Five through Eight (the "Restricted Articles"), as the case may be; provided, that the Corporation shall not amend, alter, change or repeal any Article so as to be inconsistent with the Restricted Articles except by unanimous affirmative vote of the Board of Directors (before receipt of payment for stock) or the stockholders (subsequent to receipt of payment for stock).

       Section 8.02. The stockholders entitled to vote shall have the power to adopt new bylaws or amend, alter, change or repeal existing bylaws. The Board of Directors shall also have the power to adopt new bylaws, or amend, alter, change or repeal existing bylaws, but such power shall not divest or otherwise limit the power of the stockholders entitled to vote to adopt, amend, alter, change or repeal any bylaws.

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                                     ARTICLE NINE

                     LIABILITY OF DIRECTORS FOR MONETARY DAMAGES

       Section 9.01. A director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of Delaware as the same exists or may hereafter be amended.

       Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

                                     ARTICLE TEN

                                    MISCELLANEOUS

       Section 10.01. Unless and except to the extent otherwise provided in the bylaws of the Corporation, the election of directors of the Corporation need not be by written ballot.



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       The undersigned incorporate hereby acknowledges that this Certificate of
Incorporation is his act and deed on this 1st day of  February, 1999.

                                                    /s/ Y. KOHAMA
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                                                    Y. Kohama
                                                    Incorporator

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